Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     We, Joseph P. Sambataro, Jr., the chief executive officer of Labor Ready, Inc. (the “Company”), and Steven C. Cooper, the chief financial officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Quarterly Report of the Company on Form 10-Q, for the period ended July 2, 2004 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph P. Sambataro, Jr. _____________________ Joseph P. Sambataro, Jr. Chief Executive Officer	/s/ Steven C. Cooper _________________ Steven C. Cooper Chief Financial Officer

July 29, 2004

A signed original of this written statement required by Section 906 has been provided to Labor Ready, Inc. and will be retained by Labor Ready, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.